UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.            Completion of Acquisition or Disposition of Assets.

On July 28, 2017, Willdan Group, Inc. (the “Company”) and its wholly-owned subsidiary, Willdan Energy Solutions (“WES”), acquired (the “IA Acquisition”) all of the outstanding shares of Integral Analytics, Inc. (“Integral Analytics”), a data analytics and software company, pursuant to the Stock Purchase Agreement, dated July 28, 2017 (the “Purchase Agreement”), by and among the Company, WES, Integral Analytics, the stockholders of Integral Analytics (the “IA Stockholders”) and the Sellers’ Representative (as defined therein).

Pursuant to the terms of the Purchase Agreement, WES will pay the IA Stockholders a maximum purchase price of $30.0 million, consisting of (i) $15.0 million in cash paid at closing (subject to certain post-closing tangible net asset value adjustments), (ii) 90,611 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued at closing, equaling $3.0 million, calculated based on the volume-weighted average price of shares of Common Stock for the ten trading days immediately prior to, but not including, the closing date of the IA Acquisition (the “Closing Date”) and (iii)  up to $12.0 million in cash for a percentage of sales attributable to the business of Integral Analytics during the three years after the Closing Date, as more fully described below (such potential payments of up to $12.0 million, being referred to as “Earn-Out Payments” and $12.0 million in respect thereof, being referred to as the “Maximum Payout”).

The size of the Earn-Out Payments to be paid will be determined based on two factors. First, the IA Stockholders will receive 2% of gross contracted revenue for new work sold by the Company in close collaboration with Integral Analytics during the three years following the Closing Date (the “Earn-Out Period”). Second, the IA Stockholders will receive 20% of the gross contracted revenue specified in each executed and/or effective software licensing agreement, entered into by the Company or one of its affiliates that contains pricing either equal to or greater than standard pricing, of software offered for licensing by Integral Analytics during the Earn-Out Period. The amounts due to the IA Stockholders pursuant to these two factors will in no event, individually or in the aggregate, exceed the Maximum Payout. Earn-Out Payments will be made in quarterly installments for each year of the Earn-Out Period. For the purposes of both of these factors credit will be given to Integral Analytics for the gross contracted revenue in the quarter in which the contract/license is executed, regardless of when the receipt of payment thereunder is expected. The amount of gross contracted revenue for contracts with unfunded ceilings or of an indeterminate contractual value will be mutually agreed upon. Further, in the event of a change of control of WES during the Earn-Out Period, any then-unpaid amount of the Maximum Payout will be paid promptly to the IA Stockholders, even if such Earn-Out Payments have not been earned at that time. The Company has agreed to certain covenants regarding the operation of Integral Analytics during the Earn-Out Period, of which a violation by the Company could result in damages being paid to the IA Stockholders in respect of the Earn-Out. In addition, the Earn-Out Payments will be subject to certain subordination provisions in favor of BMO Harris Bank, N.A. (“BMO”), the Company’s senior secured lender.

Pursuant to the Purchase Agreement, WES will also establish a bonus pool for the employees of Integral Analytics to be paid based on Integral Analytics’ performance against certain targets.

The Purchase Agreement also contains customary representations and warranties regarding WES, Integral Analytics and the IA Stockholders, indemnification provisions and other provisions customary for transactions of this nature.

The Company used cash on hand for the $15.0 million cash payment paid at closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Certain schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibits upon request to the Securities and Exchange Commission.

The Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and, as of specific dates, were made solely for the benefit of the parties to the such agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants contained in the Purchase Agreement may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, WES or Integral Analytics, or any of their respective subsidiaries or affiliates, or of the IA Stockholders.

The Company and each of its subsidiaries, as guarantors, are party to an Amended and Restated Credit Agreement, dated January 20, 2017, with BMO, as lender. BMO has consented to the IA Acquisition.

Item 2.02.             Results of Operations and Financial Condition

The Company issued a press release on August 3, 2017 announcing the Company’s financial results for the second quarter ended June 30, 2017 (the “Earnings Release”).  A copy of the Earnings Release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety.  The information in this Item 2.02 and the attached Exhibit 99.1 to this Current Report on Form 8-K is being furnished (not filed) pursuant to Item 2.02 of Form 8-K.

Item 3.02.             Unregistered Sale of Equity Securities.

On July 28, 2017, in connection with the completion of the IA Acquisition (as described in Item 2.01 above), the Company issued 90,611 shares of Common Stock to the IA Stockholders (the “IA Stock Issuance”), as partial consideration for the IA Acquisition.

The issuances of Common Stock in the IA Stock Issuance was not registered under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act and Rule 506 under Regulation D for issuances to less than 35 non-accredited investors.

The information set forth above under Item 2.01 is hereby incorporated by reference in its entirety in this Item 3.02.

Item 7.01.             Regulation FD Disclosure.

On August 3, 2017, the Company issued a press release announcing the IA Acquisition (the “Acquisition Press Release”). A copy of the Acquisition Press Release is attached as Exhibit 99.2 hereto and is hereby incorporated by reference in its entirety.  The information in this Item 7.01 and the attached Exhibit 99.2 to this Current Report on Form 8-K is being furnished (not filed) pursuant to Item 7.01 of Form 8-K.

Item 9.01.             Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(b)           Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(d)	Exhibits.

2.1^

Stock Purchase Agreement, dated July 28, 2017, by and among Willdan Group, Inc., Willdan Energy Solutions, Integral Analytics, Inc., the Shareholders of Integral Analytics, Inc. and the Sellers’ Representative (as defined therein) (portions of this exhibit have been omitted pursuant to a request for confidential treatment)

99.1	Press Release of Willdan Group, Inc., dated August 3, 2017, regarding financial results for the second quarter ended June 30, 2017

99.2	Press Release of Willdan Group, Inc. dated August 3, 2017, regarding the acquisition of Integral Analytics, Inc.

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Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: August 3, 2017	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1^

Stock Purchase Agreement, dated July 28, 2017, by and among Willdan Group, Inc., Willdan Energy Solutions, Integral Analytics, Inc., the Shareholders of Integral Analytics, Inc. and the Sellers’ Representative (as defined therein) (portions of this exhibit have been omitted pursuant to a request for confidential treatment)

99.1	Press Release of Willdan Group, Inc., dated August 3, 2017, regarding financial results for the second quarter ended June 30, 2017

99.2	Press Release of Willdan Group, Inc. dated August 3, 2017, regarding the acquisition of Integral Analytics, Inc.

^

Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.